As filed with the Securities and Exchange Commission on February 20, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IDEAYA Biosciences, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	47-4268251
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7000 Shoreline Court, Suite 350 South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

2019 Incentive Award Plan

2019 Employee Stock Purchase Plan

(Full Title of the Plan)

Yujiro Hata

President and Chief Executive Officer

IDEAYA Biosciences, Inc.

7000 Shoreline Court, Suite 350

South San Francisco, California 94080

(650) 443-6209

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark V. Roeder, Esq.

Benjamin A. Potter, Esq.

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

Telephone: (650) 328-4600

Facsimile: (650) 463-2600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 3,251,967 shares of common stock, par value $0.0001 per share (“common stock”), of IDEAYA Biosciences, Inc. (the “Registrant”) issuable under the following employee benefit plans for which registration statements of the Registrant on Form S-8 (File Nos. 333-231784, 333-237362, 333-254617, 333-263657, 333-270334) are effective: (i) the IDEAYA Biosciences, Inc. 2019 Incentive Award Plan which, as a result of the operation of an automatic annual increase provision therein, added 2,601,574 shares of common stock and (ii) the IDEAYA Biosciences, Inc. Employee Stock Purchase Plan which, as a result of the operation of an automatic annual increase provision therein, added 650,393 shares of common stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, IDEAYA Biosciences, Inc. is sometimes referred to as “Registrant,” “we,” “us” or “our.”

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8

Pursuant to Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 filed with the SEC on May 28, 2019 (File No. 333-231784), March 24, 2020 (File No. 333-237362), March 23, 2021 (File No. 333-254617), March 17, 2022 (File No. 333-263657) and March 7, 2023 (File No. 333-270334) are incorporated by reference herein; except for Item 8, which is being updated by this Registration Statement.

Item 3. Incorporation of Documents by Reference.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC:

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 20, 2024;
(b)	Our Current Reports on Form 8-K filed with the SEC on January 12, 2024, January 16, 2024, January 19, 2024 and January 23, 2024;

(c)	The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 14, 2023; and

(d)

The description of the Registrant’s common stock contained in the Registrant’s “Description of Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934” filed as

Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2023 and any amendments or reports filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

Exhibit Index

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	Date	Number

4.1	Amended and Restated Certificate of Incorporation.	8-K	5-28-19	3.1

4.2	Amended and Restated Bylaws.	8-K	5-28-19	3.2

4.3	Form of Common Stock Certificate.	S-1/A	5-13-19	4.2

5.1	Opinion of Latham & Watkins LLP.					X

23.1	Consent of Independent Registered Public Accounting Firm.					X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney. Reference is made to the signature page to the Registration Statement.					X

99.1(a)#	2019 Incentive Award Plan.	S-8	5-28-19	99.2	(a)

99.1(b)#	Form of Stock Option Grant Notice and Stock Option Agreement under the 2019 Incentive Award Plan.	S-1	5-13-19	10.5	(b)

99.1(c)#	Form of Restricted Stock Award Agreement under the 2019 Incentive Award Plan.	S-1	5-13-19	10.5	(c)

99.1(d)#	Form of Restricted Stock Unit Award Grant Notice under the 2019 Incentive Award Plan.	S-1	5-13-19	10.5	(d)

99.2#	2019 Employee Stock Purchase Plan.	S-8	5-28-19	99.3

107	Filing Fee Table					X

#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in South San Francisco, California, on this 20th day of February, 2024.

IDEAYA Biosciences, Inc.

By:	/s/ Yujiro Hata
Yujiro Hata
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Yujiro Hata and Andres Ruiz Briseno, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yujiro Hata Yujiro Hata	President, Chief Executive Officer and Director (Principal Executive Officer)	February 20, 2024

/s/ Andres Ruiz Briseno Andres Ruiz Briseno.	SVP, Head of Finance and Investor Relations (Principal Financial and Accounting Officer)	February 20, 2024

/s/ Terry Rosen, Ph.D. Terry Rosen, Ph.D.	Chairman of the Board of Directors	February 20, 2024

/s/ Garret Hampton, Ph.D. Garret Hampton, Ph.D.	Director	February 20, 2024

/s/ Susan L. Kelley, M.D. Susan L. Kelley, M.D.	Director	February 20, 2024

/s/ Catherine Mackey, Ph.D. Catherine Mackey, Ph.D.	Director	February 20, 2024

/s/ Scott Morrison	Director	February 20, 2024
Scott Morrison

/s/ Jeffrey Stein, Ph.D.	Director	February 20, 2024
Jeffrey Stein, Ph.D.

/s/ Wendy Yarno	Director	February 20, 2024
Wendy Yarno